Exhibit 10.1

English Translation

FORM OF DISTRIBUTION AGREEMENT

Party A: ZUOAN Dress Co., Ltd., Shishi (“ZUOAN”)

Legal Representative: James Jinshan Hong

Place of Business: Wuxing, North Beihuan Road, Fengli, Shishi City

Business License No.: QDMQZZi No. 007514 -1/0

Tel: 0595-83008890

Fax: 0595-88505229                         Postcode: 362700

Attorney:

ID Card No.:

Address:

Telephone:

Party B:                           (“Distributor”)

Legal Representative:

Place of Business:

Business License No.:

Telephone:

Fax:                                                     Postcode:

Attorney:

ID Card No.:

Address:

Tel:

This Distribution Agreement is entered into by and between ZUOAN and the Distributor for appointment of the regional distributor of ZUOAN’s products. This Distribution Agreement has been entered into upon principles of equality and voluntariness after mutual consultation in accordance with the Contract Law, the Trademark Law and the Patent Law of the People’s Republic of China.

I.                                        Distribution

ZUOAN hereby grants to the Distributor an exclusive right on the terms and conditions contained below to establish ZUOAN clothing and accessories stores (including outlets in shopping centers) and to distribute ZUOAN’s products in                              (the “Territory”).

II.                                   Term

This exclusive distribution right shall have a term of 3 years commencing on and ending on                              and may be renewed with a written application filed with ZUOAN three months before expiry of the distribution right. This application is subject to ZUOAN’s approval. Upon ZUOAN’s approval, a new distribution agreement shall be signed; however, if ZUOAN refuses to renew the distribution, this Agreement shall lapse, and ZUOAN shall have the right to sell its products or appoint a third party to be the distributor of its products. Under the same conditions, the Distributor shall have the right of first refusal.

III.                              Rights and Obligations of ZUOAN

1.                                      ZUOAN shall provide the Distributor with copies of its business documents, including its business license, product registration certificate, quality inspection certificate, product catalogs and marketing materials, etc.

2.                                      During the term of this Distribution Agreement, ZUOAN shall not authorize any other third party to resell ZUOAN’s products in                             .

3.                                      ZUOAN shall provide the Distributor with VI drawings, free of charge, for the ZUOAN clothing and accessories stores, shops and outlets to be established by the Distributor [which shall be decorated accordingly by local decoration companies appointed by the Distributor. ZUOAN shall reimburse the Distributor the decoration expenses at the rate of RMB1,500 per square meter upon inspection and acceptance of such decoration by ZUOAN]

4.                                      [ZUOAN shall provide, at its own expense, the Distributor with shelving items (including other items such as clothes hangers, trousers hangers, mannequins, complimentary gifts, etc.) to equip the ZUOAN stores.] [ZUOAN shall provide, at its own expense, the Distributor with shelving items to equip the ZUOAN stores. The Distributor shall be charged for other items (including clothes hangers, trousers hangers, mannequins, complimentary gifts, etc.) at 50% of the cost of such items.]

5.                                      ZUOAN shall raise its brand awareness and reputation through well-designed advertising programs.

6.                                      ZUOAN shall assist the Distributor in establishing standard operating procedures and shall send sales representatives, periodically or otherwise, to the Distributor’s offices for on-site training in order to improve sales performance. The Distributor shall ensure that ZUOAN’s Retail Store Manual is observed in all stores. Otherwise, ZUOAN may at its discretion take punitive measures against the Distributor, such as imposition of a monetary penalty, suspending shipments or termination of the Agreement. The expenses incurred by ZUOAN’s sales representatives for travel to and from the Distributor’s offices shall be borne by ZUOAN; the expenses of accommodation, meals and transportation during their trip to the Distributor’s offices shall be borne by the Distributor, and the Distributor shall cause its employees to provide necessary assistance to ZUOAN’s sales representatives.

7.                                      If a defect is found in any ZUOAN product as measured by ZUOAN’s quality standards, such defective item shall be returned to and replaced by ZUOAN, provided that the Distributor shall complete a defective product return form. Return or replacement shall be subject to ZUOAN’s review and approval. When returning a defective item, the Distributor shall ensure that the original packaging is in good condition and that the product is not intentionally modified or damaged. ZUOAN shall have the right to refuse any return or replacement decision made by the Distributor without the prior consent of ZUOAN and, in such case, the Distributor shall be liable for any losses so incurred.

8.                                      ZUOAN shall have the right to visit the Distributor’s premises, periodically or otherwise, for sales performance review (including sales revenue, expenses and inventories, etc.), and the Distributor shall provide all necessary assistance to facilitate such review.

9.                                      ZUOAN may launch special offers or other marketing campaigns to meet the company’s strategic needs, and Distributor shall assist ZUOAN in implementing such campaigns.

10.                               ZUOAN shall have the right to decide whether there is a need for relocation of the Distributor’s office or remodeling of its stores in line with market conditions or ZUOAN’s brand development strategy, and the Distributor shall carry out such decisions.

IV.                               Rights and Obligations of the Distributor

1.                                      The Distributor shall, upon execution of this Distribution Agreement, provide ZUOAN with duplicate copies of its valid business license (with a scope of business covering apparel sales) and ID cards of its legal representative and attorney, as well as the original copy of the legal representative’s residence certificate as issued by the local public security bureau. (For a sole proprietorship, the duplicate copy of the sole proprietor’s ID card is required.)

2.                                      The Distributor shall be an independently managed economic entity. The Distributor shall be entitled to the revenues generated during the term of this Distribution Agreement and liable for any debts incurred. ZUOAN will not participate in distribution of the Distributor’s revenues or profits and the

Distributor will not be required to pay any operating expenses or loyalty fees to ZUOAN based on such revenues or profits.

3.                                      The Distributor shall use reasonable efforts to protect ZUOAN’s brand image. The Distributor’s office shall follow the VI standard design furnished by ZUOAN; all stores, shops and outlets shall follow the VI drawings furnished by ZUOAN. In addition, the Distributor shall update the visual merchandising and shelf presentation of the stores periodically to support ZUOAN’s brand development strategy.

4.                                      The Distributor shall conform to applicable laws in conducting its business and protecting ZUOAN’s brand reputation. All taxes and charges incurred in reselling ZUOAN’s products shall be paid by the Distributor, and the Distributor shall handle and assume liability for any legal issue, whether administrative, civil or commercial, appropriately.

5.                                      The Distributor shall have the status of primary distribution and enjoy the discounts applicable to primary distributions.

Order price: The order price shall be                              of the recommended retail price (before tax). The specific discounts shall be determined in accordance with the supply policies announced by the head office at the distributor conference for each seasonal collection. Product packaging is included in the price and shall not be priced separately. ZUOAN shall provide packaging items for all products upon shipment.

6.                                      The Distributor shall have the exclusive right to resell ZUOAN’s products in                             , and the Distributor may sublicense this right to others to resell ZUOAN’s products in                              in the form of retail stores or outlets in shopping centers on terms and conditions specified by ZUOAN.

7.                                      Any store or outlet established by the Distributor or any sublicensed person shall be subject to ZUOAN’s approval. Factors to be considered include: the commercial environment of the proposed site (shopping center), floor area, brand influence, etc. In the event that any store is established without ZUOAN’s prior consent, ZUOAN may at its discretion terminate this Distribution Agreement.

8.                                      The Distributor shall resell ZUOAN’s products in                              and shall not exchange products with or resell products in other territories. If Distributor resells ZUOAN’s products in any territory other than the Territory specified herein, ZUOAN shall have the right to repurchase these products at the retail price from the purchasers, and the costs and market survey expenses thus incurred shall be borne by the Distributor, who will also be liable for a sum of damages up to 5 times the selling price.

9.                                      All retail terminals of ZUOAN products, whether managed by the Distributor or any sublicensed person, shall follow the recommended retail price set by ZUOAN at all times except during ZUOAN’s promotional campaigns or strategic adjustments. If the Distributor deems it necessary to launch a special offer, it shall file an application to ZUOAN in advance and implement the special offer only after receiving ZUOAN’s approval.

10.                               The Distributor shall provide a periodic report on market information and sales data upon ZUOAN’s request. Before a seasonal shift, the Distributor shall provide a forecast of local menswear trends, market needs, etc. (including sample clothes). Daily reports on sales (covering details such as item number, color, size and quantity) shall be provided every day, and monthly reports on procurement, sales and inventory (covering details such as item number, color, size and quantity) shall be provided by end of each month.

11.                               If the Distributor deems it necessary to launch any major advertisement that is not a part of ZUOAN’s advertising plans, such advertisement campaign shall be subject to ZUOAN’s review and approval. In the event that any advertising effort is launched without ZUOAN’s prior consent, the expenses thus incurred shall be borne by the Distributor, who shall be also liable for any negative impact on ZUOAN’s brand image or any legal responsibility pertaining thereto; ZUOAN reserves the right to investigate the Distributor’s economic responsibility.

V.                                    Brand Promotion Allowance

As an incentive for brand promotion to facilitate network expansion and enhance sales performance, the Distributor will receive a bill-back sum accounting for 3% of the total monthly purchase price as the brand promotion allowance[; provided that ZUOAN has the right to unilaterally reduce or cancel such allowance (x) under abnormal market conditions or (y) due to necessity of ZUOAN’s development strategy, and the Distributor shall support ZUOAN’s decision and adjust its marketing and promotion policy within the relevant distributional region].

VI.                               Tasks and Objectives

1.                                      The Distributor shall prepare a market development proposal in line with ZUOAN’s development plan and development strategy to establish more stores and outlets in the Territory systematically and increase sales gradually.

2.                                      The sales objectives for each year/quarter shall be determined by ZUOAN, taking into account the conditions of the market and the Distributor’s circumstances. These objectives shall be announced at the distributor conference for each seasonal collection.

3.                                      ZUOAN may, as it deems fit, establish retail stores directly operated by ZUOAN in the Territory in line with its development strategy and marketing approach and, in such case, the Distributor shall provide all necessary assistance to ZUOAN.

VII.                          Terms of Payment and Method of Delivery

1.                                      Terms of payment: PAYMENT BEFORE SHIPMENT. ZUOAN shall make timely shipment after receiving the Distributor’s payment in cash or via TT. In the event of the Distributor’s failure to pay the purchase price in full and in a timely manner, ZUOAN reserves the right to withhold shipment. In the event of a working capital difficulties of the Distributor, the Distributor may file a “PAYMENT AFTER SHIPMENT” request and, in such case, ZUOAN may extend a credit line to Distributor. The amount of credit and the length of time for repayment shall depend on the Distributor’s request, its financial position and its credit reputation. If the Distributor deemed to have breached its commitments,

ZUOAN may elect to refuse the Distributor’s request and, in such case, the PAYMENT BEFORE SHIPMENT policy shall apply.

2.                                      Method of delivery: ZUOAN shall arrange transportation of goods with a carrier designated by the Distributor. The costs and expenses, including but not limited to freight charges for purchased/returned goods, handling, insurance, shall be borne by the Distributor. The goods shall be deemed to have been delivered to the Distributor as soon as they are consigned to the carrier designated by the Distributor. ZUOAN shall notify the Distributor of a new shipment by telephone or facsimile and the Distributor shall upon arrival of such goods acknowledge receipt thereof or sign the receipt note and send a copy thereof via facsimile to ZUOAN for reference purposes. For late arrival of any shipment, the Distributor shall inform the carrier as well as ZUOAN of the problem within 3 days after the mutually agreed date of arrival, and ZUOAN shall provide necessary assistance to the Distributor in solving the delay.

VIII.                     Breach of Contract

1.                                      In the event that ZUOAN is the breaching party, it shall indemnify the Distributor from any losses incurred. In the event that the Distributor is the breaching party, ZUOAN shall have the right to terminate this Distribution Agreement and receive compensation from the Distributor for any goodwill or economic loss incurred.

2.                                      Upon expiry of this Distribution Agreement, if the Distributor is not found to be in breach of any provision herein, the parties hereto shall settle the payment for goods within one month thereafter.

IX.                               Settlement of Dispute

Any dispute arising out of or in relation to this Distribution Agreement shall be settled through mutual consultation. If no settlement can be reached, the dispute shall be submitted to the competent People’s Court in the judicial district in which ZUOAN is located.

X.                                    Supplementary Agreement

A supplementary agreement may be entered into separately for any matter that is not addressed herein. In the event of any discrepancy between the supplementary agreement and this Distribution Agreement, the supplementary agreement shall prevail.

XI.                               Essence of Agreement

This Distribution Agreement intends to establish a distribution relationship and set forth a sales arrangement that shall under no circumstance be construed as the relationship between a franchisor and franchisee.

This Distribution Agreement is made in three equally binding counterparts that shall become effective upon signature, with ZUOAN holding two copies and the Distributor holding one copy.

On behalf of ZUOAN Authorized representative:	On behalf of Distributor Authorized representative:

Date: